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                                                               Exhibit 99.2


                                    FORM OF
                         NOTICE OF GUARANTEED DELIVERY

                                      for
                           Tender of all Outstanding
                  11 1/8% Senior Subordinated Notes due 2006
                                in Exchange for
                New 11 1/8% Senior Subordinated Notes due 2006

                                      of

                               PIERCE LEAHY CORP

        Registered holders of outstanding 11 1/8% Senior Subordinated Notes due 2006 (the "Original Notes") who wish to tender their Notes in exchange for a like principal amount of new 11 1/8% Senior Subordinated Notes due 2006 (the "Exchange Notes") and whose Original Notes are not immediately available or who cannot deliver their Original Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to United States Trust Company of New York (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer-Procedures for Tendering" and "The Exchange Offer-Guaranteed Delivery Procedures" in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                    UNITED STATES TRUST COMPANY OF NEW YORK

               By Hand:                                  By Mail:
United States Trust Company of New York     (insured or registered recommended)
     111 Broadway-Lower Level            United States Trust Company of New York
     New York, New York 10006                          P.O. Box 843
    Attention: Corporate Trust                      Peter Cooper Station
                                                  New York, New York 10276
                                                  Attention: Corporate Trust
     By Overnight Express:
United States Trust Company of New York
      770 Broadway, 13th Floor
     New York, New York 10003
Attention: Corporate Trust Services Window

                                        By Facsimile:
                                      (212) 420-6152
                               (For Eligible Institutions Only)

                                        By Telephone:
                                       (800) 548-6565


        Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.
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        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signature.

Ladies and Gentlemen:

        The undersigned hereby tenders the principal amount of Original Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated _______, 1996 of Pierce Leahy Corp. (the "Prospectus"), receipt of which is hereby acknowledged.

                      DESCRIPTION OF SECURITIES TENDERED

Name and address of registered
holder as it appears on the
11 1/8% Senior Subordinated Notes      Certificate Number(s)    Principal Amount
due 2006 ("Notes")                     of Notes                 of Notes
(Please Print)                         Tendered                 Tendered

---------------------------------      ---------------------    ----------------

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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY

                   (Not to be used for signature guarantee)

      The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Original Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:
             ---------------------------------  -------------------------------
                                                (Authorized Signature)

Address:                                        Title:
        ---------------------------------------       --------------------------

                                                Name:
-----------------------------------------------      --------------------------
                                     (Zip Code)        (Please type or print)

Area Code and Telephone Number:                 Date:
                                                     --------------------------
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     NOTE: DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. NOTES
SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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